UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, DC 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 27, 2006

AMISH NATURALS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-50662	98-0377768
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6399 State Route 83, Holmesville, Ohio 44633
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (330) 674-0998

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 - Matters Related to Accountants and Financial Statements
Item 4.01 Changes in Registrant’s Certifying Accountant.

In connection with, and included in, the filing of our Quarterly Report on Form 10-QSB for the quarter ended September 30, 2007, we reported that we had dismissed Dale Matheson Carr-Hilton Labonte as our principal accountant, effective November 13, 2006. We also reported that, as of such date, we had appointed Kelly & Co. as our new principal accountant. In connection with such appointment, our new principal accountant provided the requisite review of our Quarterly Report on Form 10-QSB for the quarter ended September 30, 2007. For clarity and visibility purposes, we are re-disclosing such change in our principle accountants in this Current Report on Form 8-K.

On November 13, 2006, we dismissed Dale Matheson Carr-Hilton Labonte (“DMCHL”) as our principal accountant effective on such date. On November 13, 2006, we appointed Kelly & Co. (“Kelly”) as our new principal accountant. DMCHL’s report on our financial statements for fiscal years 2004 and 2005 did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles, with the exception of a qualification with respect to uncertainty as to our ability to continue as a going concern. The decision to change accountants was recommended and approved by our Board of Directors.

During fiscal years 2004 and 2005, and the subsequent interim period through November 13, 2006, there were no disagreements with DMCHL on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedures, which disagreement(s), if not resolved to the satisfaction of DMCHL, would have caused them to make reference to the subject matter of the disagreement(s) in connection with their report, nor were there any reportable events as defined in Item 304(a)(1)(iv)(B) of Regulation S-B.

We engaged Kelly as our new independent accountant on November 13, 2006. During fiscal years 2004 and 2005, and the subsequent interim period through November 13, 2006, we nor anyone on our behalf engaged Kelly regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, or any matter that was either the subject of a “disagreement” or a “reportable event,” both as such terms are defined in Item 304 of Regulation S-B.

Prior to the filing of our Quarterly Report on Form 10-QSB for the quarter ended September 30, 2006, we requested DMCHL to furnish us with a letter addressed to the Commission stating whether it agreed with the statements made by us in such Report, and, if not, expressing the respects in which it did not agree. DMCHL furnished us with such a letter, which we attached as Exhibit 16.1 to an amendment to such Report, which amendment was filed on December 5, 2006. We have also attached a copy of that letter as Exhibit 16.1 to this Current Report on Form 8-K.

Section 5 - Corporate Governance and Management
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with, and included in, the filing of our Quarterly Report on Form 10-QSB for the quarter ended September 30, 2007, we reported, as a subsequent event in Part I, Item 2. Management’s Discussion and Analysis or Plan of Operation, that we had entered into a merger agreement that was treated as a “reverse merger” and that one of the results of such transaction was a change in our fiscal year end from December 31 to September 30. For clarity and visibility purposes, we are including such subsequent event discussion and are re-disclosing such change in our fiscal year end from December 31 to September 30 in this Current Report on Form 8-K.

On October 27, 2006, we entered into a merger agreement with Amish Pasta Company, as a result of which, on October 30, 2006, we changed our name to Amish Naturals, Inc. Amish Pasta Company’s stockholders received 25,000,000 shares of our common stock, which represented the majority of our outstanding shares after the merger. Therefore, the merger is treated as a “reverse merger” and our previously outstanding shares are treated as an equity transaction. In connection with the reverse merger accounting, we changed our fiscal year end from December 31 to September 30, which is the fiscal year end of Amish Pasta Company. At the merger, we redeemed 11,200,000 shares of our common stock from our prior majority stockholder for cash of $235,000. In addition, we sold 2,900,000 shares of our common stock and warrants to purchase 1,450,000 shares of our common stock at $0.90 per share. The unit price was $0.90 per unit, for total proceeds of $2,610,000.

Section 9 - Financial Statements And Exhibits
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit	Description of Exhibit
16.1	Letter of former accountant

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 29, 2007	AMISH NATURALS, INC.

	By:	/s/ David C. Skinner, Sr.
David C. Skinner, Sr.
President and Chief Executive Officer

Exhibit Index

Exhibit	Description of Exhibit
16.1	Letter of former accountant